UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2005

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2- Financial Information

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Effective April 30, 2005, MeadWestvaco Corporation (“MeadWestvaco” or “Seller” or “Company”) completed the sale of its printing and writing papers business (the “Business”) and related forestlands to Escanaba Timber LLC (formerly known as Maple Acquisition LLC) (“ Escanaba Timber” or “Purchaser”), a Delaware limited liability company, pursuant to the Equity and Asset Purchase Agreement, as amended (the “Purchase Agreement”) dated January 14, 2005 and amended on April 22, 2005. Other than in respect of the Purchase Agreement and the agreements entered into in connection therewith, there are no material relationships between MeadWestvaco and its affiliates, on the one hand, and the Purchaser, and its respective affiliates, on the other hand. The Purchase Agreement provides for the sale by MeadWestvaco, through a combination of asset and stock transfers, of its coated papers and carbonless papers businesses, which consists primarily of mills located in Chillicothe, Ohio; Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky, and approximately 900,000 acres of forestlands in Illinois, Kentucky, Michigan, Missouri, Ohio and Tennessee, which provide wood to these mills (the “Forestlands”), to the Purchaser.

At the closing, the consideration paid by the Purchaser to the Seller was as follows: (a) $2.2 billion in cash (subject to certain adjustments), and (b) $100 million in aggregate principal amount of senior unsecured payable-in-kind promissory notes (fair value of $75 million) of a subsidiary of the Purchaser. The promissory notes are floating rate notes that will bear interest at a rate of six-month LIBOR plus 700 basis points, which interest shall be payable-in-kind until maturity (8.5 years from the date of issuance) and shall compound semi-annually. Additionally, the final closing date working capital was adjusted in a manner that reduced the proceeds received by Seller by $30 million.

The unaudited pro forma consolidated financial statements of MeadWestvaco (“Pro formas”) are attached hereto as Exhibit 99.1. These Pro formas assume the divestiture of the Business and Forestlands in accordance with the Purchase Agreement, and the pro forma balance sheet as of March 31, 2005 is based on the historical consolidated financial statements of the company giving effect to the divestiture as if it had occurred on March 31, 2005. The pro forma statements of operations for the quarters ended March 31, 2005 and 2004 and for the years ended December 31, 2004, 2003 and 2002, are based on the historical consolidated financial statements of the company giving effect to the divestiture as if it had occurred on January 1, 2002. These Pro formas should be read in conjunction with the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Pro formas attached hereto help to illustrate the financial characteristics of the divestiture under one set of assumptions, but do not predict or suggest future results. The Pro formas also do not attempt to show what the financial condition or results of operations of the company would have been if the divestiture had occurred at March 31, 2005 or at the beginning of the earliest period presented.

The description of the unaudited pro forma consolidated financial statements of MeadWestvaco contained herein is qualified in its entirety by reference to the unaudited proforma consolidated financial statements of MeadWestvaco.

Section 9- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Ex. No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of MeadWestvaco Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ John J. Carrara
John J. Carrara
Assistant Secretary

Date: May 5, 2005

MEADWESTVACO CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit 99.1	Unaudited Pro Forma Consolidated Financial Statements of MeadWestvaco Corporation